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                                                                Exhibit 23.2

                      Consent of Independent Accountants



        We consent to the use of our report dated February 21, 1996 incorporated herein by reference to the 1995 annual report on Form 10-K of Penn Virginia Corporation and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP




Philadelphia, PA
January 10, 1997